Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

EXHIBIT 4.9

SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

AMONG

HEAT BIOLOGICS, INC.

AND

THE UNDERSIGNED PURCHASERS

DATED AS OF MARCH 25, 2013

i

INDEX TO SCHEDULES

SCHEDULE 1

Purchasers

SCHEDULE 1.3

Company’s Wire Transfer Information

SCHEDULE 2.1

Subsidiaries

SCHEDULE 2.2

Potential Right of Acceleration

SCHEDULE 2.5

Authorized Capital Stock

SCHEDULE 2.7

Undisclosed Liabilities

SCHEDULE 2.8

Events Subsequent to the Audited Balance Sheet Date

SCHEDULE 2.11(a)

Intellectual Property Rights

ii

SCHEDULE 2.11(b)

Intellectual Property Rights

SCHEDULE 2.11(c)

Intellectual Property Rights

SCHEDULE 2.11(d)

License Fees; Royalties

SCHEDULE 2.11(g)

Manufacturing, Intellectual Property and Company Services Rights

SCHEDULE 2.12 (b)

Real Property Leases

SCHEDULE 2.14

Insurance Policies

SCHEDULE 2.16

Agreements

SCHEDULE 2.22

Transactions with Affiliates

SCHEDULE 2.23

Employees

SCHEDULE 2.25

Employee Benefits

SCHEDULE 2.30

Registration Rights

INDEX TO EXHIBITS

EXHIBIT A

Third Amended and Restated Certificate of Incorporation

EXHIBIT B

Forms of Employee and Non-Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreements

EXHIBIT C

Form of Opinion Letter

EXHIBIT D

Form of Co-Sale and First Refusal Agreement

EXHIBIT E

Form of Investors’ Rights Agreement

EXHIBIT F

Form of Voting Agreement

EXHIBIT G

Form of Warrant

iii

This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated March 25, 2013, is entered into by and among Heat Biologics, Inc., a Delaware corporation (the “Company”), and the several undersigned purchasers (individually, a “Purchaser” and collectively, the “Purchasers”). Certain capitalized terms used herein are defined in Section 6.19 of this Agreement.

RECITALS

A.

The Company wishes to issue and sell to the Purchasers up to an aggregate of: (a) 1,891,404 shares (the “Series B-1 Shares”) of the Company’s authorized but unissued shares of Series B-1 Preferred Stock, par value $0.0001 per share; (b) 433,130 shares (the “Series B-2 Shares”, and together, with the Series B-1 Shares to be sold hereunder, the “Preferred Shares”) of the Company’s authorized but unissued shares of Series B-2 Preferred Stock, par value $0.0001 per share (the Series B-1 Shares and the Series B-2 Shares, together, are sometimes hereinafter referred to as the “Series B Preferred Stock”); and (c) 216,565 warrants exercisable into Series B-1 Shares (the “Warrants”).

B.

The Purchasers, severally and not jointly, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties and agreements set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I.

THE PREFERRED SHARES

Section 1.1

COMMITMENTS TO PURCHASE; PURCHASE PRICE; ISSUANCE, SALE AND DELIVERY OF PREFERRED SHARES; EFFECT OF FAILURE TO HONOR COMMITMENTS. Each Purchaser hereby commits and agrees to purchase from the Company the total number of Preferred Shares set forth opposite the name of such Purchaser under the heading “Number of Preferred Shares to be Purchased” on the form of Schedule 1 hereto (the “Purchase Commitment”), in one or more tranches upon fulfillment of the terms set forth in Section 1.3 of this Agreement. Each Purchaser shall complete a Schedule 1 and submit such completed Schedule 1 to the Company along with such Purchaser’s signature page to this Agreement. Once a Purchaser has delivered a completed Schedule 1 to the Company, such Purchaser shall not be entitled to amend or modify the terms of such Schedule 1. Within twenty (20) calendar days following the Initial Closing (defined below) the Company shall deliver a completed Schedule 1 showing all of the Purchasers’ commitments to Purchase Series B-1 Preferred and Series B-2 Preferred as of such date. The Purchase Commitment made by each Purchaser shall specify the number and dollar value of Series B-1 Shares and the number and dollar value of Series B-2 Shares to be purchased by such Purchaser. The purchase price per Series B-1 Share shall be TWO DOLLARS AND SIXTY-SEVEN CENTS ($2.67) per Series B-1 Share, and the purchase price per Series B-2 Share shall be FIVE DOLLARS AND NO CENTS ($5.00) per Series B-2 Share. Not less than thirty percent (30%) of the total aggregate dollar amount of each Purchaser’s Purchase Commitment must be allocated to the purchase of Series B-2 Shares (the “Minimum Series B-2 Threshold”), provided that, each Purchaser shall have the option, but not the obligation, to allocate a greater relative proportion, up to one hundred percent (100%) of such Purchaser’s Purchase Commitment, toward the purchase of Series B-2 Shares. The number of Series B-2 Shares committed to be purchased by each Purchaser hereunder shall hereinafter be referred to as the “B-2 Commitment” of each such

Purchaser, and such Purchaser’s B-2 Commitment may not be changed after the first sale of Preferred Shares occurring hereunder. For every two (2) Series B-2 Shares that a Purchaser commits to purchase pursuant to such Purchaser’s B-2 Commitment, the Company will issue one (1) Warrant exercisable into one (1) Series B-1 Share. At the Initial Closing (as defined in Section 1.3 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, that number of Series B-1 Shares set forth opposite the name of such Purchaser under the heading “Number of Preferred Shares to be Purchased” on such Purchaser’s completed Schedule 1. The purchase and sale of the Series B-2 Shares, and the issuance of the Warrants, shall occur at the Second Closing (as defined in Section 1.3 hereof) and shall be held within five (5) business days of receipt by each such Purchaser of notification by the Company that the Company has received a $16,750,000 tranche of funding from XXXX. In the event that a Purchaser who purchases Series B-1 Shares does not purchase all of its respective B-2 Commitment in the Second Closing (a “Defaulting Purchaser”), then: (a) such Defaulting Purchaser shall not be entitled to purchase any Series B-2 Shares in the Second Closing, and all Series B-2 Shares comprising such Defaulting Purchaser’s B-2 Commitment shall be considered “Forfeited B-2 Shares” hereunder, and (b) (i) all Warrants allocated to such Defaulting Purchaser and (ii) a number of Series B-1 Shares previously purchased by such Defaulting Purchaser having an aggregate value equal to such Defaulting Purchaser’s B-2 Commitment (assuming a per share value of $2.67 for Series B-1 Shares and a per share value of $5.00 for Series B-2 Shares) shall be automatically forfeited without payment on the Second Closing and returned to the Company (the “Forfeited B-1 Shares and Warrants”). As an example of the foregoing, if a Purchaser committed to invest $1,000,000 to purchase Preferred Shares, allocating seventy percent (70%) of such amount ($700,000) to the purchase of Series B-1 Shares, and the remaining thirty percent (30%) of such amount ($300,000) to the purchase of Series B-2 Shares (thereby meeting the Minimum Series B-2 Threshold requirement), and subsequently paid $700,000 to acquire Series B-1 Shares at the Initial Closing, but thereafter failed to purchase all of such Purchaser’s B-2 Commitment at the Second Closing, then in such event, such Purchaser would forfeit all of such Purchaser’s right to acquire Warrants at the Second Closing, along with a number of Series B-1 Shares equal in value to such Purchaser’s B-2 Commitment of $300,000 assuming a price per share for Series B-1 Shares of $2.67, or 112,359.55 Series B-1 Shares (computed as $300,000 divided by $2.67). As a consequence, all such Warrants and B-1 Shares would become “Forfeited B-1 Shares and Warrants”; all Series B-2 Shares that such Purchaser had originally committed to purchase would become “Forfeited B-2 Shares”; and such investor would become a “Defaulting Purchaser” as such terms are defined above. Each Purchaser who purchased its respective B-2 Commitment on the Second Closing (each, a “Non-Defaulting Purchaser”) will be entitled to purchase its B-2 Proportionate Share (defined below) of each Defaulting Purchaser’s Forfeited B-2 Shares. Within five (5) calendar days following the Second Closing, the Company shall provide written notice to each Non-Defaulting Purchaser of any Forfeited B-2 Shares available for purchase. Within five (5) calendar days following delivery of such notice, each Non-Defaulting Purchaser desiring to purchase any of the Forfeited B-2 Shares (a “Participating Shortfall Purchaser”) must deliver written notice to the Company stating the maximum number of Forfeited B-2 Shares that such Participating Shortfall Purchaser desires to purchase, including the number of Forfeited B-2 Shares that such Participating Shortfall Purchaser would purchase if one or more other Non-Defaulting Purchaser does not elect to purchase the full amount of its respective B-2 Proportionate Share of such Forfeited B-2 Shares (the “Shortfall Funding”). The parties will agree to consummate the Shortfall Funding and the purchase and sale of the Forfeited B-2 Shares within thirty (30) calendar days after the Second Closing Date (the “Default Purchase Period”). In the event of an oversubscription for Forfeited B-2 Shares, such oversubscribed-to Forfeited B-2 Shares shall be allocated to each respective Participating Shortfall Purchaser that offered to purchase oversubscribed-to Forfeited B-2 Shares on a pro rata basis in proportion to a fraction equal to the total number of Series B Preferred Stock owned by each such Participating Shortfall Purchaser immediately following the Second Closing (but without taking into account any Shortfall Funding by such Purchaser), over the total number of shares of Series B Preferred Stock held by all of the Participating Shortfall Purchasers that agreed to purchase oversubscribed-to

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

Forfeited B-2 Shares immediately following the Second Closing (but without taking into account any Shortfall Funding by all Participating Shortfall Purchasers and, in each case, excluding any Series B-1 Shares issuable upon exercise of the Warrants) (each, a “B-2 Proportionate Share”). Promptly following the expiration of the Default Purchase Period, all Forfeited B-1 Shares and Warrants shall be transferred to the Participating Shortfall Purchasers, without additional payment, in proportion to their respective B-1 Proportionate Share (defined below) multiplied by the total number of Forfeited B-1 Shares and Warrants. The “B-1 Proportionate Share” of a Participating Shortfall Purchaser, solely for purposes of determining the allocation of Forfeited B-1 Shares and Warrants, shall be computed as a quotient of a fraction, the numerator of which is the total dollar amount invested by such Participating Shortfall Purchaser as of the expiration of the Default Purchase Period to purchase Forfeited B-2 Shares and as a result of such Participating Shortfall Purchaser’s participation in the Shortfall Funding, and the denominator of which is the total combined dollar value of all of the unsatisfied B-2 Commitments as of the Second Closing. For the avoidance of doubt, the sale and issuance of Preferred Shares in connection with the Shortfall Funding shall not be deemed to constitute an “Additional Closing” as defined hereunder but shall be deemed to be a part of the Second Closing (as defined below).

Section 1.2

ISSUANCE, SALE AND DELIVERY OF ADDITIONAL PREFERRED SHARES. Following the Second Closing, provided that a majority in interest of the then holders of Series B Preferred Stock approve of the sale of any Additional Shares (as defined in Section 1.4 hereof) in their sole discretion, at each Additional Closing (as defined in Section 1.4 hereof), on the terms and subject to the conditions of this Agreement, the Company shall sell to each Additional Purchaser (as defined in Section 1.4 hereof), and each Additional Purchaser shall, severally and not jointly, purchase from the Company, a percentage of the number of Additional Shares set forth opposite the name of such Additional Purchaser under the heading “Number of Preferred Shares to be Purchased” on each Purchaser’s completed Schedule 1.

Section 1.3

CLOSINGS. The Initial Closing, Second Closing and Additional Closings shall take place at such locations, dates and times as may be agreed upon between the Company and the Purchasers (such closings being called, respectively, the “Initial Closing”, the “Second Closing” and the “Additional Closing” (each, a “Closing” and, collectively, the “Closings”) and such date and time being called, as appropriate, the “Initial Closing Date”, the “Second Closing Date” or the “Additional Closing Date”) (each, a “Closing Date” and, collectively, the “Closing Dates”)). At each of the Initial Closing, Second Closing and Additional Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser representing the number of the applicable series of Preferred Shares being purchased by such Purchaser pursuant to the terms hereof at the Initial, Second or Additional Closing, as applicable. At the Second Closing, the Company shall issue and deliver the Warrants to the Purchasers. The Second Closing must occur on or before the first anniversary of the First Closing, or such other date agreed upon by the holders of not less than a majority in interest of the outstanding shares of Series B-1 Preferred issued upon the First Closing (the “Majority Series B-1”). The Majority Series B-1 may waive, in its sole discretion, the XXXX funding requirement as a condition to the Second Closing. In the event that the Second Closing does not occur, then any Warrants issued in connection with commitments to purchase Series B-2 Preferred made at the First Closing shall be automatically terminated. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Initial Closing Date, Second Closing Date or Additional Closing Date, each Purchaser shall pay to the Company, by wire transfer to the Company as set forth in Schedule 1.3 hereto or by such other method as may be reasonably acceptable to the Company, immediately available funds in the amount equal to the product of (i) in the case of the purchase of Series B-1 Preferred Shares at the Initial Closing, (a) $2.67 and (b) the number of Series B-1 Preferred Shares being purchased by such Purchaser at the Initial Closing; and (ii) in the case of the purchase of Series B-2 Preferred Shares at the Second Closing or any Additional Closing, (x) $5.00 and (y) the number of Series B-2 Preferred Shares being purchased by such Purchaser at such Second Closing or Additional Closing. Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Purchaser by the Company.

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

Section 1.4

ADDITIONAL CLOSINGS.

(a)

At any time and from time to time following the Second Closing Date, but on or prior to one hundred eighty (180) calendar days following the Second Closing Date, the Company may sell up to an additional 500,000 Series B-2 Shares (such shares being referred to as the “Additional Shares”) to such Persons (individually, an “Additional Purchaser,” and collectively, the “Additional Purchasers”), on the same terms and at the same purchase price per share as under the Second Closing (i.e., Five Dollars ($5.00) per Series B-2 Share); provided that a majority in interest of the then holders of Series B Preferred Stock so approve of the sale of any Additional Shares in their sole discretion. For the avoidance of doubt, no Warrants shall be issued to any Additional Purchasers in any Additional Closing. All such sales shall be made subject to the terms and conditions set forth in this Agreement, and in reliance on the representations and warranties set forth in this Agreement. At each Additional Closing, the Company shall issue and deliver to each Additional Purchaser a stock certificate or certificates in definitive form, registered in the name of such Additional Purchaser, representing the number of Additional Shares being purchased by it at such Additional Closing. As payment in full for the Additional Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Additional Closing Date, each Additional Purchaser shall pay to the Company by wire transfer as set forth in Schedule 1.3 hereto or by such other method as may be reasonably acceptable to the Company in immediately available funds such amount as shall be equal to the product of the number of Series B-2 Shares being sold at such closing and $5.00. Such amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Additional Purchasers by the Company.

(b)

In connection with the sale of Additional Shares to Additional Purchasers, each such Additional Purchaser shall execute and deliver a counterpart signature page to this Agreement and a completed Schedule 1 for such Additional Purchaser which shall indicate that such Additional Purchaser is then only purchasing Series B-2 Shares. In addition, each such Additional Purchaser shall execute a form of joinder to each of the other Transaction Documents (as such term is defined in Section 6.19 hereof). Following each such Additional Closing, the Company shall provide to any Purchaser who requests it an updated copy of Schedule 1. Upon the sale of Additional Shares, any Additional Purchaser shall be deemed a “Purchaser” for all purposes hereunder, and such additional shares shall be deemed “Series B-2 Shares” for all purposes hereunder.

Section 1.5

ACCEPTANCE OF PURCHASE COMMITMENTS. The Purchasers acknowledge and agree that the purchase and sale of Preferred Shares hereunder is made subject to the condition that the Company shall have the right to accept a Purchaser’s Purchaser Commitment and offer to purchase Preferred Shares, in full or in part, or the Company may reject any such Purchaser’s Purchaser Commitment and offer to purchase Preferred Shares, and the Company shall have no obligation to accept any Purchase Commitment or offer to purchase Preferred Shares in the order received or at all. If any Purchaser Commitment or offer to purchase Preferred Shares is rejected, in whole or in part, the Company will return promptly to the Purchaser the unaccepted funds previously delivered to the Company, if any, and this Agreement shall only be effective as between the Company and the Purchaser to the extent that such Purchaser’s Purchaser Commitment is partially accepted. If the Company accepts Purchaser’s offer to purchase Preferred Shares in part, the Purchaser’s Purchaser Commitment hereunder and the number of Preferred Shares issued to Subscriber will be adjusted accordingly. Notwithstanding the foregoing, the Company may not reject part of a Purchaser’s Purchaser Commitment in such a manner as to change the relative ratio of Series B-1 Shares and Series B-2 Shares to be purchased by such Purchaser from the ratio set forth in such Purchaser’s Schedule 1.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

Section 2.1

ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER; SUBSIDIARIES.

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the requisite power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and each of the other Transaction Documents, to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company issuable upon conversion of the Preferred Shares (the “Conversion Shares”).

(b)

Except as set forth on Schedule 2.1, the Company has no Subsidiaries (as such term is defined in Section 6.19) and does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities exercisable or exchangeable for, or convertible into capital stock of any other entity or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. The Company has no commitments or plans to establish any Subsidiaries.

Section 2.2

AUTHORIZATION; NO CONFLICT; NO VIOLATION. Except as set forth in Schedule 2.2, the Company’s: (a) execution and delivery of this Agreement and each of the other Transaction Documents and performance of its obligations hereunder and thereunder, (b) execution and filing of the Company’s Third Amended and Restated Certificate of Incorporation, in the form of Exhibit A attached hereto (the “Charter”), (c) issuance, sale and delivery of the Preferred Shares (d) issuance and delivery of the Conversion Shares, and (e) issuance and delivery of the Warrants (and the Series B-1 Shares issuable upon exercise thereof) have been duly authorized by all requisite corporate action and will not (v) result in a violation of the Charter or the Company’s Bylaws (as they may have been amended, the “Bylaws”), (w) result in a violation of any law, rule or regulation, or any order, injunction, judgment or decree of any court or other agency of government, (x) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a material default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its properties or assets is bound, (y) result in the creation or imposition of any Lien (as such term is defined in Section 6.19) or claim of any nature whatsoever upon the Company or any of the Company’s properties or assets or (z) require any consent, approval, notification, waiver or other similar action from any third party other than the current holders of preferred stock of the Company. No provision of this Agreement or any of the other Transaction Documents violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a material default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company is a party.

Section 2.3

CONSENTS AND APPROVALS. Subject to the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company’s valid execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the Company’s issuance and delivery of the Conversion Shares, and the Warrants (and Series B-1 Shares issuable upon exercise thereof), other than those (a) which have previously been obtained or made or (b) those which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.

Section 2.4

VALIDITY. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal securities laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

Section 2.5

AUTHORIZED CAPITAL STOCK.

(a)

The Company’s authorized capital stock consists of 8,212,500 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of which 112,500 shares have been designated Series 1 Preferred Stock; 2,000,000 shares have been designated Series A Preferred Stock; 4,100,000 shares have been designated Series B-1 Preferred Stock; 2,000,000 shares have been designated Series B-2 Preferred Stock and 50,000,000 shares of Common Stock. Immediately prior to the Initial Closing, 4,219,781 shares of Common Stock, 112,500 shares of Series 1 Preferred Stock and [1,863,128] shares of Series A Preferred Stock will be validly issued and outstanding and will be fully paid and nonassessable. In addition, immediately prior to the applicable Closing, not more than 114,908 shares of Common Stock will be reserved for issuance upon conversion of Series 1 Preferred Stock, not more than 1,863,128 shares of Common Stock will be reserved for issuance upon conversion of Series A Preferred Stock and not more than 1,489,564 shares of Common Stock will be reserved for issuance upon exercise of outstanding options, warrants or other securities exchangeable for or convertible into Common Stock. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in Schedule 2.5 hereto. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company’s authorized capital stock are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in Schedule 2.5 hereto: (i) no Person owns of record or is known to the Company to beneficially own any share of the Company’s capital stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, other than the Warrants to be issued hereunder. Except as provided for in the Charter or as set forth in Schedule 2.5 hereto, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 2.5 hereto or as may be provided under the terms of the Warrants to be issued hereunder, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. Except for the Investors Rights Agreement (as defined in Section 6.19 hereof), the Co-Sale and First Refusal Agreement (as defined in Section 6.19 hereof), the Charter and the Voting Agreement (as defined in Section 6.19 hereof), or as otherwise contemplated herein, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive or other purchase rights or other similar rights or proxies relating to any of the Company’s securities, or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities. The Conversion Shares (assuming that all of the Preferred Shares are issued at the Closing other than the additional 2,500,000 shares that may be issued if a majority in interest of the then holders of Series B Preferred Stock so approve in their sole discretion) shall constitute, at the time of the Initial Closing, not less than 23% of the Company’s outstanding capital stock, calculated on a Fully-Diluted Basis (as defined in Section 6.19 hereof). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

(b)

The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable shares of Series B Preferred Stock and will be free and clear of all Liens and claims, other than Liens and claims that were created by the Purchasers and restrictions on transfer imposed by this Agreement, the Co-Sale and First Refusal Agreement, the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens and claims, other than Liens and claims that were created by the Purchasers and restrictions on transfer imposed by this Agreement, the Co-Sale and First Refusal Agreement, the Securities Act and applicable state securities laws. The Series B-1 Shares issuable upon exercise of the Warrants have been duly reserved for issuance upon exercise of the Warrants and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens and claims, other than Liens and claims that were created by the Purchasers and restrictions on transfer imposed by this Agreement, the Co-Sale and First Refusal Agreement, the Securities Act and applicable state securities laws. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) are subject to any preemptive or other purchase right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person other than rights of the preferred stockholders which will be waived or amended pursuant to this transaction. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities. Any Person with any right (other than the Purchasers) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

Section 2.6

FINANCIAL STATEMENTS. The Company has furnished to the Purchasers copies of the Company’s: (a)(i) audited financial statements for the years ended December 31, 2011 and 2010, including balance sheets as of December 31, 2011 and December 31, 2010 (the latter of such date referred to herein as the “Audited Balance Sheet Date”), (ii) statements of income and retained earnings for the two most recent fiscal years ended December 31, 2011, (iii) the Company’s statements of cash flows for the two most recent fiscal years ended December 31, 2011 and (iv) footnotes with respect to such statements (collectively the “Audited Financial Statements”) and (b)(i) unaudited balance sheet as of September 30, 2012 (the “Balance Sheet Date”), (ii) the Company’s statement of income and retained earnings for the nine month period ended September 30, 2012 and (iii) the Company’s statement of cash flows of the Company for the nine month period ended September 30, 2012 (the “Unaudited Financial Statements,” together with the Audited Financial Statements, the “Financial Statements”). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”) and fairly and accurately presents the Company’s financial position, results of operations and cash flows as of the dates and for the periods indicated.

Section 2.7

NO UNDISCLOSED LIABILITIES. The Company has no liabilities (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), (b) liabilities (including accounts payable) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice that are no greater than an additional $50,000 in excess of the amount of the liabilities shown on the Balance Sheet Date. There is no basis for the assertion against the Company of any liabilities not adequately reflected or reserved against in the Financial Statements.

Section 2.7

Section 2.8

EVENTS SUBSEQUENT TO THE AUDITED BALANCE SHEET DATE. Except as set forth in Schedule 2.8, since the Audited Balance Sheet Date:

(a)

there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

(b)

there has not been any payment of, setting of a record date for, or declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

(c)

there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants (other than the Warrants issued hereunder), calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

(d)

The compensation payable or to become payable, or awarded to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company is set forth on Schedule 2.8(d) and other than as set forth on Schedule 2.8(d), the Company has not materially increased the compensation payable or to become payable, or awarded or paid any bonuses, to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company nor has the Company either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to materially increase the compensation payable or to become payable by it to any of the Company’s employees, officers, directors, consultants, independent contractors, advisors, agents, stockholders or representatives or agreed to materially increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, independent contractors, advisors, agents, stockholders or representatives;

(e)

The Company has not made any loans, advances, guarantees or capital contributions to, or investments in, any Person, or acquired any assets or securities of any Person involving more than $0 individually or $0 in the aggregate other than to subsidiaries;

(f)

there has not been satisfaction or discharge of any Lien or claim, or payment of any obligation by the Company, except in the ordinary course of business consistent with past practice and which, individually or in the aggregate, has not resulted, or could not reasonably be expected to result, in a Material Adverse Change;

(g)

there has not been any termination or material change to a contract or arrangement by which the Company or any of its assets is bound or subject;

(h)

there has not been any resignation or termination of employment of any employees, officers, directors, consultants, advisors, agents or representatives of the Company;

(i)

The Company has not transferred or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.11 hereof) used by the Company in its business which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

(j)

there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $0 for any single loss or $0 for all such losses in the aggregate;

(k)

The Company has not mortgaged, pledged or subjected to any Lien any of its assets, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice or Liens for taxes not yet due or payable;

(l)

The Company has not canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim except in the ordinary course of business consistent with past practice and which, individually or in the aggregate, has not resulted, and could not reasonably be expected to result, in a Material Adverse Change;

(m)

The Company has not made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $0 in the aggregate;

(n)

The Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the ordinary course of business consistent with past practice, and none of which current liabilities, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Change;

(o)

The Company has not entered into any material transaction except for this Agreement and the other Transaction Documents;

(p)

The Company has not encountered, or to the Company’s Knowledge, been threatened with, any labor disputes, strikes, slowdowns, work stoppages or labor union organizing activities;

(q)

The Company has not made any change in the Company’s accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;

(r)

The Company has not disclosed to any Person any trade secrets or confidential information, except for disclosures made to Persons subject to valid and enforceable confidentiality agreements;

(s)

The Company has not suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company;

(t)

The Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate or any members of their immediate families or any legal entity controlled by any of them; and

(u)

The Company has not entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 2.9

LITIGATION; COMPLIANCE WITH LAW.

(a)

There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s Knowledge, threatened, against or affecting the Company or its properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the Company’s Knowledge, threatened, against or affecting the Company or its properties or assets or (iii) governmental inquiry pending or, to the Company’s Knowledge, threatened, against or affecting the Company or its properties or assets (including without limitation any inquiry as to the Company’s qualification to hold or receive any license or permit), and, to the Company’s Knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action, suit, proceeding or investigation by the Company pending, threatened or contemplated against others.

(b)

The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company has complied, in all material respects, with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company has no Knowledge of any proposed law, rule, regulation or order, whether federal, state, county, local or foreign, which would prohibit or restrict the Company from, or otherwise adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

Section 2.10

PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or has reason to claim, that any Person employed or retained by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of an employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company’s Knowledge, no Person employed by the Company or an Affiliate of the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and to the Company’s Knowledge, no Person employed by the Company or an Affiliate of the Company has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product of the Company or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the Company’s Knowledge, neither the execution or delivery of this Agreement or any of the other Transaction Documents, nor the conduct or proposed conduct of the Company’s business, nor the participation of any of the Company’s officers, directors or employees in the conduct of the Company’s business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated to a third party.

Section 2.11

INTELLECTUAL PROPERTY.

(a)

The Company owns or has otherwise acquired the rights to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, “Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement upon the rights of others. The pending applications as of the date hereof are set forth on Schedule 2.11(b) hereto and none of the pending applications are enforceable until issued. Except as set forth in Schedule 2.11(a) and Schedule 2.11(c) hereto, the Company has not granted any options, licenses, or agreements of any kind relating to the Intellectual Property of the Company. Except as set forth in Schedule 2.11(a) and Schedule 2.11(c) hereto, no other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to Section 2.11(d) below and non-exclusive licensees of the Company’s Intellectual Property in the ordinary course of the Company’s business has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company’s Knowledge, no other person or entity is infringing upon, violating or misappropriating any of the Company’s Intellectual Property.

(b)

To the Company’s Knowledge, it has not violated, nor has it received any communications alleging that the Company has violated or, by conducting its business as now conducted or as proposed to be conducted, would violate, any of the Intellectual Property of any other Person. The Company is not aware that any employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted or as proposed to be conducted. To the Company’s Knowledge, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the carrying on of the business of the Company by the Company’s employees, nor the conduct of the business of the Company as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the Company’s Knowledge, there are no instances where the Company’s employees, agents, advisors, consultants, independent contractors or representatives have transferred Intellectual Property of the Company without the Company’s consent. To the Company’s Knowledge other than the Intellectual Property already owned or licensed by the Company, the Company is not required to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(c)

Schedule 2.11(c) hereto sets forth each (i) patent that has been issued or assigned to the Company with respect to any of its Intellectual Property, (ii) pending patent application that the Company has made with respect to any of its Intellectual Property, (iii) any copyright or trademark registration or application with respect to the Company’s Intellectual Property, and (iv) license or other agreements pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property.

(d)

Schedule 2.11(c) hereto sets forth each agreement with a third party pursuant to which the Company obtains rights to Intellectual Property material to the business of the Company (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available and except as disclosed on Schedule 2.11(d) hereto, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of such third party’s Intellectual Property.

(e)

The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company’s Knowledge, there have been no acts or omissions by the officers, directors, stockholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company’s Intellectual Property.

(f)

The products, processes, proprietary technology and other proprietary know-how owned or used by the Company were developed by the Company’s present or former employees or independent contractors or consultants or licensed by the Company from a third party. The concepts, inventions and original works of authorship owned or used by the Company were either licensed by the Company from a third party, or developed or conceived by employees, independent contractors or consultants within the scope of their employment or retention by the Company and are connected with the Company’s underlying products, services, processes and proprietary technology. With respect to any independent contractors or consultants who were used or employed by the Company in the development of the products, processes, proprietary technology and other proprietary know-how owned or used by the Company, each has executed valid “work for hire” agreements and/or assignments or transfers of all rights to such products, processes, proprietary technology and other proprietary know-how, or provides the Company with a perpetual license to use such products, processes, proprietary technology and other proprietary know-how. No portion of the Intellectual Property owned by the Company was jointly developed with any third party.

(g)

Except as disclosed in Schedule 2.11(g) hereto, the Company has not granted or assigned to any other person or entity the right to manufacture any products or develop any Intellectual Property or other services of the Company.

Section 2.12

REAL PROPERTY.

(a)

The Company does not own any real property.

(b)

Schedule 2.12(b) hereto sets forth a complete list of all real property and interests in real property leased by the Company (each a “Real Property Lease,” and collectively, the “Real Property Leases”) as lessee or lessor. The Company has good, legal and marketable title to the leasehold estates in all Real Property Leases, in each case free and clear of all Liens and claims of any nature whatsoever.

(c)

Each of the Real Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity. There is no default under any Real Property Lease by the Company or, to the Company’s Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers and their counsel true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

(d)

No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder by the Company. With respect to those Real Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

Section 2.13

ASSETS. The Company has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all Liens and claims of any nature whatsoever other than the lien of Square 1 Bank. With respect to the personal property and assets that the Company leases (each a “Personal Property Lease”, and collectively, the “Personal Property Leases”) (a) the Company is in compliance with such Personal Property Leases, (b) the Personal Property Leases are enforceable in accordance with their terms and (c) the Company holds a valid leasehold interest free and clear of any Liens and claims of any nature whatsoever. Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or, to the Company’s Knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers and their counsel true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. All items of personal property and assets owned or leased by the Company are in good operating condition, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s business, and conform in all material respects with all applicable laws.

Section 2.14

INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company will be unable to renew its existing insurance coverage as and when the same shall expire or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder. There is no pending claim under any of the Company’s insurance policies, and no event has occurred or condition or circumstance exists that might (with or without notice or lapse of time) directly or indirectly give rise to, or serve as a basis for, any such claim. The Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion. Schedule 2.14 hereto sets forth a list of each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium, maintained by the Company relating to its properties, assets, business or personnel.

Section 2.15

TAXES. The Company has accurately and timely filed all federal, state, county, local and foreign tax returns and reports required to be filed by it within the applicable period, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable by the Company. Such returns and reports are true and correct in all material respects. The Company has established adequate reserves on the Financial Statements for all taxes accrued but not yet payable. All tax elections of any type which the Company has made as of the date hereof are set forth in the Financial Statements. The Company’s federal income tax returns have never been audited by the Internal Revenue Service. No claim or deficiency assessment with respect to or proposed adjustment of the Company’s federal, state, county, local and foreign taxes is currently assessed or pending or, to the Company’s Knowledge, threatened, and there is no basis for any such claim, assessment or adjustment. There is no tax Lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county, local or foreign taxing authority, outstanding against the Company’s assets, properties or business. The Company has not executed any waiver or extension of the statute of limitations on the assessment or collection of any tax or governmental charge. The Company is not a party to any agreement relating to the sharing, allocation or indemnification of taxes. Neither the Company nor any of its present or former stockholders has ever made an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as a Subchapter S corporation or any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Change. The Company’s net operating losses, if any, for federal income tax purposes as set forth in the Financial Statements are not subject to any limitations imposed by Section 382 of the Code and the full amount of any such net operating losses are available to offset the Company’s taxable income for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by this Agreement and the other Transaction Documents or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company’s ability to use any such net operating losses in full to offset such taxable income. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company has properly charged, collected and paid all applicable sales, use and other similar taxes.

Section 2.16

AGREEMENTS.

(a)

Except as set forth on Schedule 2.16(a), the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Except as set forth in Schedule 2.16(a) hereto, the Company is not a party to, nor is it or any of its assets or properties bound by, any written or oral:

(i)

distributor, dealer, manufacturer’s representative or sales agency agreement which is not terminable on less than ninety (90) calendar days notice without cost or other liability to the Company;

(ii)

agreement with any labor union or collective bargaining agreement;

(iii)

agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;

(iv)

agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of its normal operating requirements or at an excessive price, or any agreement that will result in a loss to the Company upon completion of performance;

(v)

agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company;

(vi)

bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company;

(vii)

loan agreement, credit agreement, promissory note, indenture, subordination agreement, letter of credit or other agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a Lien on, any asset of the Company;

(viii)

guaranty of any obligation for borrowed money or otherwise;

(ix)

voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement, first refusal, purchase or preemptive rights agreement relating to any of the Company’s securities;

(x)

acquisition, sale or lease agreement outside of the Company’s ordinary course of business;

(xi)

partnership or joint venture agreement;

(xii)

agreement (A) which prohibits or requires consent for (1) a Change in Control (as such term is defined in Section 6.19 hereof) or merger of the Company, (2) the sale of all or substantially all of the Company’s assets, (3) the transfer or issuance of any securities of the Company or (4) the assignment, subletting or other transfer of the rights under such agreement or (B) which terminates, is subject to termination, is materially and adversely affected or is subject to being materially and adversely affected as a result of the occurrence of any event described in subsection (A) hereof;

(xiii)

agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(xiv)

agreement or obligation (contingent or otherwise) to issue, sell, transfer, assign or otherwise distribute or dispose of, repurchase, redeem or otherwise acquire, or retire any shares of its capital stock or any of its other equity securities;

(xv)

assignment, license or other agreement with respect to any form of intangible property;

(xvi)

agreement under which it has granted any Person any registration rights;

(xvii)

agreement under which it has limited or restricted its right to operate or to compete with any Person in any respect;

(xviii)

agreement, or group of related agreements with the same party, involving more than $250,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of 30 calendar days or less, or any agreement not made in the ordinary course of business;

(xix)

agreement with any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

(xx)

agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to a registration statement if the Company were registering securities under the Securities Act;

(xxi)

confidentiality agreement or standstill agreement, other than those made in the ordinary course of business; or

(xxii)

binding commitment or agreement to enter into any of the foregoing.

(b)

Except as set forth in Schedule 2.16(b), the Company and, to the Company’s Knowledge, each other party thereto: (i) have performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance) and (ii) have received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property or assets may be bound. The Company has no present expectation or intention of terminating or not fully performing any of its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and the Company has no Knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and Bylaws.

(c)

No previous or current party to any agreement or contract listed in Schedule 2.16(a) hereto has given written notice to the Company of, or made any claim with respect to, a desire or intention to exercise any optional termination, cancellation or acceleration right thereunder, and the Company has no Knowledge of any notice of, or claim with respect to, any such desire or intention. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of each of the agreements listed in Schedule 2.16(a) hereto, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. Each of these agreements is valid and enforceable against the parties thereto in accordance with its terms.

Section 2.17

LOANS AND ADVANCES. The Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

Section 2.18

ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in such Person, or to otherwise assure any creditor of such Person against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

Section 2.19

SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier which was significant to the Company during the period covered by the Financial Statements or which has been significant to the Company thereafter, has terminated or materially breached, materially reduced or threatened to terminate, materially breach or materially reduce its purchases from, or provision of products or services to, the Company, as the case may be.

Section 2.20

OFFERING OF THE PREFERRED SHARES. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares, upon conversion thereof, the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof). Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares, the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) or any security of the Company similar to the Preferred Shares or the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) has offered the Preferred Shares, the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) or any such similar security for sale to, or solicited any offer to buy the Preferred Shares, the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchasers. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of the offering or sale of such security with the Preferred Shares or the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) under the Securities Act or the rules and regulations of the Commission promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares and the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Preferred Shares or the Conversion Shares and the Warrants (and Series B-1 Shares issuable upon exercise thereof) to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

Section 2.21

BROKERS; FINANCIAL ADVISORS. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on the Company’s behalf.

Section 2.22

TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.22 hereto, no employee, officer, director, Affiliate, independent contractor, consultant, advisor, agent, stockholder or representative of the Company, or member of the family of any such Person, or any corporation, limited liability company, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, is an officer, director, Affiliate, trustee, partner or holder of more than five percent (5%) of the outstanding equity interests thereof, is a party to, or has been a party to, any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, other than employment-at-will arrangements in the ordinary course of business consistent with past practice. To the Company’s Knowledge, none of the Persons described in this Section 2.22 has any direct or indirect ownership interest in any Person of which the Company is an Affiliate or with which the Company has a business relationship, or any Person that competes with the Company.

Section 2.23

EMPLOYEES.

(a)

To the Company’s Knowledge, no key employee or independent contractor of the Company has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company, nor does the Company have any present intention to terminate the employment of any key employee or independent contractor.

(b)

Schedule 2.23(b) hereto sets forth a true and complete list of (i) the names of the Company’s officers, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company during calendar year 2012, (ii) the name and amount of annual compensation of each employee of the Company whose current annual compensation is, or will be, $200,000 or more, together with such employee’s job title and amounts and forms of compensation and fringe and severance benefits and (iii) the name and amount of annual compensation of each consultant, contractor or subcontractor equivalent of the Company whose compensation is, or will be, $100,000 or more during calendar year 2012 and for which a Form 1099 has been, or will be, filed. None of these individuals has an employment agreement or understanding with the Company, whether oral or written, which is not terminable on notice by the Company without cost or other liability to the Company.

(c)

To the Company’s Knowledge, no employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee’s obligation to diligently promote and further the Company’s interests or (ii) that would conflict with the Company’s business as now conducted or as proposed to be conducted.

(d)

Except as set forth in Schedule 2.23(d), the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof. The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has, to the Company’s Knowledge, sought to represent any of the Company’s employees, representatives or agents. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company’s Knowledge, threatened against or involving the Company.

(e)

Schedule 2.23(e) hereto sets forth a list of all written employment agreements to which the Company is a party, each of which is a legal, valid and binding obligation of the employee who is a party thereto, enforceable against such employee in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (ii) general principles of equity, and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal securities laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law. To the Company’s Knowledge, no employee of, or consultant to, the Company is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company.

Section 2.24

ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable laws relating to the environment or occupational health and safety which is likely to result in a Material Adverse Change and no material expenditures are or will be required in order to comply with any such existing laws.

Section 2.25

EMPLOYEE BENEFITS. Except as set forth in Schedule 2.25 hereto, the Company does not have in effect any employment agreements, consulting agreements with individuals, deferred compensation, incentive compensation, stock option or other equity-based stock awards, pension or retirement agreements whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral, other than oral at-will employment agreements (“Benefit Plans”). All Benefit Plans covering employees (the “Plans”), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable law. Each Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and the Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the Company’s Knowledge, threatened litigation relating to the Plans. Neither the Company, nor any of its Affiliates has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. No Pension Plan of the Company or any ERISA Affiliate (as defined below) is, nor has any Pension Plan of the Company or any ERISA Affiliate ever been, subject to Title IV of ERISA or Section 412 of the Code. Neither the Company, any of its Affiliates nor an entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has contributed to a “multi-employer plan”, within the meaning of Section 3(37) of ERISA. All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Financial Statements. No ERISA Affiliate maintains or has ever maintained any “employee benefit plan” as that term is defined in Section 3(3) of ERISA or any other employee benefit policy, arrangement or the like which could result in any liability of the Company.

Section 2.26

ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. Neither the Company nor, to the Company’s Knowledge, any of the Company’s employees, officers, directors, consultants, advisors, agents, stockholders, Affiliates or representatives has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law: (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company’s funds.

Section 2.27

PENDING CHANGES. There is no pending or, to the Company’s Knowledge, threatened change in any law, rule, regulation or order applicable to the Company’s business, operations, properties, assets, products and services which could reasonably be expected to result in a Material Adverse Change. To the Company’s Knowledge, there has been no discovery or change in the development, design, manufacture or marketing of any product or service or proposed product or service of the Company, or any product or service that is or may be competitive with any such product or service or of any new or improved materials, products, services or processes useful in the business or the proposed business of the Company, to which an informed investor in the Company would attach importance in such investor’s decision to make an investment in the Company.

Section 2.28

INVESTMENT COMPANY ACT. The Company is not, nor is it directly or, to its Knowledge, indirectly controlled by or acting on behalf of, any Person that is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.29

PRODUCT LIABILITY. The Company has no liabilities (and there is no basis for any present or future action against the Company giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by the Company.

Section 2.30

REGISTRATION RIGHTS. Except as set forth in Schedule 2.30 and except for the rights granted under the Investors Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

Section 2.31

BOOKS AND RECORDS. The Company’s books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company’s business, the location and collection of the Company’s assets and the nature of all transactions giving rise to the Company’s obligations and accounts receivable. The Company has previously delivered or made available to the Purchasers and their counsel complete and correct copies of the Company’s Charter and Bylaws and all amendments thereto, as in effect at the time of the applicable Closing and all minutes and consents reflecting meetings and actions taken by the Company’s Board of Directors (the “Board”) and its stockholders. Such minutes and consents constitute complete and accurate records of all meetings and consents in lieu of meetings of the Board and its committees, or body performing a similar function, and holders of the Company’s securities, since the Company’s date of incorporation or formation.

Section 2.32

NON-DISCLOSURE, NON-SOLICITATION AND PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each employee, officer, director, consultant, advisor, agent and representative of the Company has entered into and executed a Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement or Non-Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement, as the case may be, substantially in the forms of Exhibit B (collectively, the “Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement”), or an employment or consulting agreement containing substantially similar terms, and such agreements are in full force and effect. The Company has previously made available to Purchasers’ counsel copies of forms of all material invention assignment and confidentiality agreements or employment or consulting agreements used by the Company that contain terms similar to the Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement. The Company has no Knowledge that any of its employees, officers, directors, consultants, advisors, agents and representatives is in violation of such agreements, and the Company will use its best efforts to prevent any such violation. In addition, to the Company’s Knowledge, no current or former employee, officer, director, consultant, advisor, agent, or representative of the Company has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions pursuant to his or her Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement.

Section 2.33

DISCLOSURE. The Company has disclosed to the Purchasers all facts material to the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations. Neither this Agreement, any Schedule or Exhibit to this Agreement, the Business Plan of the Company, dated March 12, 2013, as delivered to the Purchasers, (the “Business Plan”), nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. There is no fact that the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change. The financial projections and other estimates contained in the Business Plan were prepared by the Company based on the Company’s experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable and which the Company currently believes are reasonable. As of the date hereof, no facts have come to the Company’s attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS AND THE ADDITIONAL PURCHASERS

Section 3.1

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND THE ADDITIONAL PURCHASERS. Each Purchaser severally, and not jointly, represents and warrants to the Company (as to itself) that:

(a)

it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(b)

it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c)

it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Shares and the Warrants to be purchased by such Purchaser under this Agreement. Such Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the Warrants and to obtain additional information necessary to verify any information furnished to such Purchaser or to which such Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article II;

(d)

the Preferred Shares and the Warrants (and the Series B-1 Shares exercisable therefor) being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

(e)

it understands that (i) the Preferred Shares and the Conversion Shares and the Warrants (and the Preferred Shares exercisable therefor) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares and the Warrants (and the Preferred Shares exercisable therefor) must be held indefinitely (subject, however, to the Company’s obligation to effect the registration of registrable securities in accordance with the Investors Rights Agreement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Shares and the Conversion Shares and the Warrants (and the Preferred Shares exercisable therefor) will bear the legend to such effect set forth in Section 3.3 hereof; and

(f)

this Agreement and the other Transaction Documents to which it is a party constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal securities laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law. Each Purchaser represents that such Purchaser has full power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party.

Section 3.2

CERTAIN COVENANTS OF THE PURCHASERS AND THE ADDITIONAL PURCHASERS. Without in any way limiting the representations set forth above in Section 3.1, each Purchaser agrees not to make any disposition of all or any portion of the Preferred Shares or the Conversion Shares or the Warrants (or the Preferred Shares issuable upon exercise thereof) unless and until:

(a)

there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)

such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Purchaser or its transferee if requested by the Company, with an opinion of counsel that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement is or shall be required: (i) for any transfer of any Preferred Shares or Conversion Shares or Warrants (or Preferred Shares exercisable therefor) in compliance with Rule 144 or Rule 144A under the Securities Act, (ii) for any transfer of Preferred Shares or Conversion Shares or Warrants (or Preferred Shares exercisable therefor) by a Purchaser that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or stockholder, (iii) for any transfer of Preferred Shares or Conversion Shares or Warrants (or Preferred Shares exercisable therefor) by a Purchaser that is a limited liability company to (A) a member of such limited liability company, (B) a retired member of such limited liability company who retires after the date hereof, (C) the estate of any such member, (iv) for any transfer by a Purchaser to an Affiliate of such Purchaser or (v) for the transfer by gift, will or intestate succession by any Purchaser to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, however, that in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Article III to the same extent as if the transferee were an original Purchaser hereunder.

Section 3.3

LEGEND. Each Purchaser acknowledges that the certificates evidencing the Preferred Shares and the Conversion Shares (including the Preferred Shares issuable upon exercise of the Warrants) will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Preferred Shares, Conversion Shares, or the Series B-1 Shares issuable upon exercise of the Warrants, and the Company shall issue a certificate without such legend to the holder thereof, if requested, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that such security can be freely transferred in a public sale without a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares, Conversion Shares or the Series B-1 Shares issuable upon exercise of the Warrants.

Section 3.4

FOREIGN INVESTORS. Each Purchaser that is not a United States Person (as defined in Section 7701(a)(30) of the Code) hereby represents that such Purchaser has satisfied itself as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for Preferred Shares or any use of this Agreement, including (i) the legal requirements of such Purchaser’s jurisdiction for the purchase of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Preferred Shares and the Warrants. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Preferred Shares and Warrants will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS, THE ADDITIONAL PURCHASERS AND THE COMPANY

Section 4.1

CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT THE CLOSING. Each Purchaser’s obligation to purchase and pay for the Preferred Shares being purchased by it on each applicable Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by such Purchaser:

(a)

Opinion of Company’s Counsel. The Purchasers shall have received from Gracin & Marlow, LLP, counsel for the Company, an opinion dated as of the Initial Closing Date, in form and scope satisfactory to the Purchasers and their counsel, in substantially the form set forth in Exhibit C.

(b)

Sale of Minimum Amount of the Preferred Shares and XXXX Grant Publication of Funding. For the Initial Closing, it is a condition to the obligations of the parties hereunder that the Company shall have (i) contemporaneously consummated the sale of Series B-1 Shares with an aggregate purchase price of not less than $5,000,000; (ii) received combined commitments for the purchase of Preferred Shares (Series B-1 Shares and Series B-2 Shares, inclusive of amounts received pursuant to clause (i) above) of at least $7,000,000, and (iii) shall have either received commitments to purchase, or otherwise shall be continuing efforts to raise an additional $1,350,000 (exclusive of the amounts set forth in clause (ii) above) for or from the sale of Series B Preferred Stock pursuant to this Agreement. For the Second Closing, it is a condition to the obligations of the parties hereunder that XXXX shall have published notification of approval of $16,750,000 of grant funding for the Company.

(c)

Representations and Warranties to be True and Correct. The representations and warranties of the Company under this Agreement shall be true, complete and correct in all material respects, except with respect to provisions including the word “material” or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations and warranties contained in Section 2.6 relating to the Financial Statements, with respect to which such representations and warranties must have been true, correct and complete at and as of the applicable Closing Date, with the same effect as though such representations and warranties had been made on and as of such date. The Company shall be entitled to prepare and deliver to the Purchasers updated disclosure schedules at each Closing occurring after the Initial Closing Date.

(d)

Performance. The Company shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date.

(e)

All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(f)

Approvals. The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, of any governmental body, and all consents, waivers, approvals or authorizations of any other Person, required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(g)

No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other Transaction Documents, nor, shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s knowledge, threatened.

(h)

Investors Rights Agreement. The Company and the other stockholders of the Company named therein shall have executed and delivered the Investors Rights Agreement.

(i)

Co-Sale and First Refusal Agreement. The Company and the other stockholders of the Company named therein shall have executed and delivered the Co-Sale and First Refusal Agreement.

Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission

(j)

Voting Agreement. The Company and the other stockholders of the Company named therein shall have executed and delivered the Voting Agreement.

(k)

Amendment to Charter and Bylaws. The Charter shall have been (i) duly amended to read in its entirety as set forth in Exhibit A and (ii) shall have been filed with the Secretary of State of the State of Delaware. The Company shall have duly amended the Bylaws, in form and substance satisfactory to the Purchasers and their counsel, and such Bylaws as so amended shall be in full force and effect.

(l)

Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreements. Each employee and independent contractor of and consultant to the Company will have entered into a Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement.

(m)

Election of Directors. The number of directors constituting the entire Board shall have been fixed at seven, and the holders of a majority of the then issued and outstanding shares of Series B Preferred Stock shall have the right to elect one (1) director.

(n)

Purchase Rights. All stockholders of the Company having any preemptive, first refusal or other purchase rights with respect to the issuance of the Preferred Shares, the Conversion Shares or the Series B-1 Shares issuable upon exercise of the Warrants (other than those contemplated by the Transaction Documents) shall have irrevocably waived the same in writing.

(o)

D&O Insurance. The Company shall have obtained customary directors and officers liability insurance providing for coverage in an amount not less than $2,000,000.

(p)

Expenses. The Company shall have paid the fees and expenses of the Purchasers, including the reasonable fees and disbursements of the Purchasers’ counsel invoiced at the Initial Closing, in accordance with Section 6.1 hereof.

(q)

Supporting Documents. On the Initial Closing Date (unless otherwise noted below), the Purchasers and their counsel shall have received copies of the following documents:

(i)

(A) the Charter certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the Company’s due incorporation and good standing and the Company’s payment of all franchise taxes, and listing all documents of the Company on file with said Secretary;

(ii)

a certificate of the Company’s Secretary dated the Initial Closing Date, certifying: (A) that attached thereto is a true, correct and complete copy of the Bylaws as in effect on the date of such certification and that no amendments or modifications to such Bylaws have been authorized; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board and the Company’s stockholders authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the reservation of the Conversion Shares and the Warrants (and Series B-1 Shares exercisable thereon), and that all such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant thereto, and a certification by another authorized officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii);

(iii)

a certificate, executed by an officer of the Company, dated the applicable Closing Date, certifying to the fulfillment of the specific conditions set forth in Section 4.1(c) and Section 4.1(d) hereof and to the fulfillment of all of the conditions in this Article IV in general; and

(iv)

such additional supporting documents and other information with respect to the Company’s operations and affairs as the Purchasers or their counsel reasonably may request. All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

Section 4.2

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING. The Company’s obligation to sell and issue the Preferred Shares being sold and issued by it on each Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)

Representations and Warranties to be True and Correct. The representations and warranties of the Purchasers contained in Article III shall be true, complete and correct at and as of the applicable Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

(b)

Investors Rights Agreement. The Purchasers shall have executed and delivered the Investors Rights Agreement.

(c)

Co-Sale and First Refusal Agreement. The Purchasers shall have executed and delivered the Co-Sale and First Refusal Agreement.

(d)

Voting Agreement. The Purchasers shall have executed and delivered the Voting Agreement.

(e)

Approvals. The Purchasers shall have obtained any and all consents, waivers, approvals or authorizations of any governmental body, and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.

(f)

No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company’s Knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(g)

Purchase Price Paid. Subject to Section 6.1 hereof, the Purchasers shall have paid the purchase price for the Preferred Shares to the Company as set forth in each such Purchaser’s Schedule 1.

ARTICLE V.

COVENANTS

Section 5.1

RESERVATION OF CONVERSION SHARES AND SHARES ISSUABLE UPON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or Series B-1 Shares in the case of the Warrants, for the purpose of effecting the conversion of the Preferred Shares and the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock and Series B-1 Shares as shall be sufficient to effect the conversion of the Preferred Shares and exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock or Series B-1 Shares shall not be sufficient to effect the conversion of the Preferred Shares or the exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series B-1 Shares, as the case may be, to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares or Series B-1 Shares upon exercise of any Warrants.

Section 5.2

INDEMNIFICATION.

(a)

For a period of two (2) years from the date hereof, the Company agrees to indemnify, defend and hold harmless each Purchaser (and its partners (and each officer and director thereof), directors, managers, officers, members, stockholders, employees, Affiliates, agents and permitted assigns) (collectively, “Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, diminution in value, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification), whether or not involving a claim by a third party (collectively, “Losses”), based upon, arising out of or otherwise in respect of any inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents. The Indemnified Parties shall not be entitled to seek indemnification with respect to any Loss until such Losses for all Indemnified Parties when aggregated exceed $150,000 and the aggregate liability of the Company for damages to all Indemnified Parties under this Section 5.2 shall not exceed $15,000,000, such $150,000 and $15,000,000 limit on liability to be allocated to each Purchaser pro rata in accordance with such Purchaser’s percent ownership of the Series B Preferred Stock.

(b)

The provisions of this Section 5.2 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchasers or the Company, as the case may be, shall be cumulative.

Section 5.3

KEY MAN INSURANCE. Within 120 calendar days of the Initial Closing, the Company shall obtain a “key person” life insurance policy on the life of Jeff Wolf, with proceeds in the amount of $2,000,000 which are payable to the order of the Company.

ARTICLE VI.

MISCELLANEOUS

Section 6.1

EXPENSES. At the Closing, the Company shall reimburse FW Heat Biologics, LLC for all reasonable fees and expenses up to $25,000 incurred by FW Heat Biologics, LLC (the “Lead Purchaser”) in connection with the transactions contemplated hereby. The Company agrees that the fees and expenses incurred by the Lead Purchaser through the Closing Date in connection with the transactions contemplated hereby may be paid directly by the Lead Purchaser to the attorney for the Lead Purchaser and deducted from the purchase price payable at the Closing. The Company further agrees to reimburse the Lead Purchaser on demand for the Lead Purchasers’ reasonable out-of-pocket expenses incurred in connection with any amendment to, or waiver or enforcement of, this Agreement or the other Transaction Documents. The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares or, upon conversion thereof, the Conversion Shares, or the Series B-1 Shares issuable upon exercise of the Warrants.

Section 6.2

SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchasers pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares, the issuance and delivery of the Conversion Shares, and the issuance and delivery of the Warrants and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

Section 6.3

ENTIRE AGREEMENT. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

Section 6.4

ASSIGNMENT; BINDING EFFECT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that without the consent of any other party hereto the rights of a Purchaser hereunder are assignable (a) to an affiliate of such Purchaser, or (b) to any other Purchaser or (b) to an assignee or transferee who acquires at least 100,000 shares, as adjusted for stock dividend, stock splits, combinations, recapitalizations and similar events, of the Preferred Shares purchased by a Purchaser. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns, whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers, their respective successors and permitted assigns shall inure to their benefit whether such Persons are holding Preferred Shares, Conversion Shares, or Warrants (and Series B-1 Shares issuable upon exercise thereof) as the case may be. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. Whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of any Purchaser as a purchaser or holder of Preferred Shares (or any securities pursuant to which such Preferred Shares may be converted or exercised into) are also for the benefit of and enforceable by any subsequent holder of such Preferred Shares who acquires at least 100,000 shares, as adjusted for stock dividend, stock splits, combinations, recapitalizations and similar events, to the same extent they would have been enforceable by such Purchaser. Upon any permitted assignment, the references in this Agreement to such Purchaser shall also apply to any such assignee unless the context otherwise requires.

Section 6.5

NOTICES. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Purchaser, to the address indicated for such Purchaser on the signature page hereof.

If to the Company:

Heat Biologics, Inc.

100 Europa Drive, Suite 420

Chapel Hill, North Carolina 27517

Phone: 919-240-7133

Attn: Jeff Wolf

With a copy to (which does not constitute notice):

Life Sciences Law

870 Martin Luther King, Jr. Blvd.

Chapel Hill, NC 27514

Phone: 919-933-4990

Attention: Sheila Mikhail

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 6.6

SPECIFIC PERFORMANCE; REMEDIES; ARBITRATION. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies. Both parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, after discussion in good faith attempting to reach an amicable solution. Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by one arbitrator appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint the deciding arbitrator. The decision of the tribunal shall be final and may not be appealed. The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either of the party or any of their assets

Section 6.7

HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.8

GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 6.9

AMENDMENTS. This Agreement may not be amended or modified without the written consent of the Company and the holders of at least 66 2/3% of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

Section 6.10

EXTENSIONS; WAIVERS. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 6.11

SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 6.12

COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 6.13

CONSTRUCTION. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant. Time is of the essence in the performance of this Agreement.

Section 6.14

ATTORNEYS’ FEES. If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 6.15) incurred in connection therewith, including court costs, from the non-prevailing party.

Section 6.15

BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

Section 6.16

ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

Section 6.17

AGGREGATION OF STOCK. All shares of Common Stock owned or acquired by any Purchaser or its Affiliated entities or persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 6.18

EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any Person (including, without limitation, any other Purchaser), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Purchaser agrees that no other Purchaser or the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company.

Section 6.19

CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Change of Control” shall mean (A) the acquisition at any time by a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company, unless the acquisition of securities resulting in such ownership by such person or group had been approved unanimously by the Board of Directors of the Company; (B) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (C) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

“Co-Sale and First Refusal Agreement” shall mean the Co-Sale and First Refusal Agreement between the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit D.

“Fully Diluted Basis” shall mean, at a given time, all shares of Common Stock, Preferred Stock and other capital securities of the Company issued and outstanding at such time, plus all such shares then issuable upon exercise of all then outstanding options, warrants and other convertible securities, whether or not such options, warrants or convertible securities are actually exercisable or convertible at such time, all calculated on an “as converted” to Common Stock basis.

“Investors’ Rights Agreement” shall mean the Investors’ Rights Agreement between the Company, the Purchasers and the other parties hereto, in the form attached hereto as Exhibit E.

“Knowledge” an individual will be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; (b) such individual should be aware of such fact or matter; or (c) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a comprehensive investigation concerning the existence of such fact or other matter. A Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter if (i) any individual who is serving, or who has at any time served, as a director, manager, officer, partner, member, executor, trustee, or similar position of such Person or a Subsidiary of such Person (or in each case any similar capacity) or (ii) any employee who is charged with or who has at any time been charged with, responsibility for a particular area of the operations of such Person or any of its Subsidiaries (i.e., an employee in the environmental section with respect to knowledge of environmental matters), has, or at any time had, Knowledge of such fact or other matter.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than Liens for taxes incurred but not yet due.

“Material Adverse Change” shall mean a material adverse change in the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations.

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

“Transaction Documents” shall mean this Agreement, the Co-Sale and First Refusal Agreement, the Investors Rights Agreement, the Voting Agreement, and the Warrants.

“Subsidiary” means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the equity interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

“Voting Agreement” shall mean the Voting Agreement between the Company, the Purchasers and the other parties thereto, in the form attached hereto as Exhibit F.

“Warrants” shall mean the Warrants, and hereinbefore defined between the Company and the Purchasers, in the form attached hereto as Exhibit G.

Section 6.20

INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and each of the undersigned Purchasers have executed this Series B Preferred Stock Purchase Agreement as of the day and year first above written.

COMPANY:

HEAT BIOLOGICS, INC.

By: ______________________________ Name: Title:

PURCHASER:

Address for Notices:	_____________________________________ INSERT NAME OF PURCHASER

___________________________________ ___________________________________ ___________________________________ Attn: ______________________________	By: ______________________________ Name: Title:

SCHEDULE 1

Purchasers

Name, Address and Fax Number of Purchaser (Must match information provided on signature page exactly)	Number of Preferred Shares to be Purchased

A.

Total Series B Subscription (includes B-1 and B-2): $____________________

B.

Total Series B-1 Subscription at $2.67 per share (equals not more than 70% of amount indicated in line A above): $____________________

C.

Total Series B-2 Subscription at $5.00 per share (equals at least 30% of amount indicated in line A above): $_____________________